UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

    On August 10, 2006, Resource Capital Corp. (“RCC”) closed Resource Real Estate Funding (“RREF”) CDO 2006-1, Ltd., its first commercial real estate collateralized debt obligation transaction. RCC had previously announced pricing of the transaction on July 27, 2006. RREF issued $265.6 million of non-recourse notes rated AAA through BBB secured by $345.0 million of commercial real estate loans acquired from RCC. The notes issued by RREF bear interest at a weighted average rate of approximately LIBOR plus 82 basis points, excluding costs, and have a weighted average life of 8.0 years. RCC has retained the BB and B rated notes and has purchased 100% of the preference shares issued by RREF. The issuance is backed by a mix of commercial real estate mortgage and mezzanine loans, originated by Resource Real Estate, Inc. on behalf of RCC. The underlying properties consist of office, retail, multifamily, apartment, hotel as well as other commercial real estate assets. RCC will use the proceeds from the issuance to pay down outstanding borrowings under its existing secured master repurchase agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2006	/s/ David J. Bryant David J. Bryant Chief Financial Officer